AMC NETWORKS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
New York, NY – February 17, 2023: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the fourth quarter and full year ended December 31, 2022.
AMC Networks Interim Executive Chairman James L. Dolan said: "AMC Networks is focused on maximizing the value of our high-quality, popular content through optimized content monetization as we reduce costs and drive cash flow. We believe this approach will position the company well to navigate current industry dynamics and enable us to generate long-term shareholder value."
Operational Highlights:
•Launched new Anne Rice Universe franchise with Anne Rice’s Interview with the Vampire, which became the #1 new series launch in AMC+ history and the #2 new basic cable drama in 2022.
•Kicked off 2023 with the second series in the franchise, Anne Rice’s Mayfair Witches, which is pacing to become the most viewed single season of any show on AMC+, topping Interview’s performance, and is a Top 10 cable drama in the current broadcast season.
•Renewed both Anne Rice’s Interview with the Vampire and Anne Rice’s Mayfair Witches for second seasons.
•Premiered the final season of The Walking Dead, which concluded with AMC+’s highest single day of viewership ever and which commanded the series’ highest pricing in its 11-year run, demonstrating high audience engagement and advertiser demand for the franchise.
•Bringing fans of The Walking Dead Universe a new season of Fear the Walking Dead and two new series: The Walking Dead: Dead City and The Walking Dead: Daryl Dixon, in 2023.
•Renewed WE tv franchise hits Love After Lockup, Life After Lockup, Love During Lockup and Growing Up Hip Hop for new seasons.
•Renewed six multi-year carriage agreements, with Charter, Altice, Philo, Mediacom and WOW! for continued carriage of U.S. channel portfolio and with Bell for continued carriage of AMC in Canada.
•Tested innovative new pricing and packaging offer with Verizon’s +play Early Access, where Verizon mobile and 5G Home customers were offered 12 months of Netflix Premium for free with the purchase of a 12-month subscription to AMC+.
Fourth Quarter Financial Highlights:
•Net revenues increased 20% from the prior year to $965 million
•Operating loss of $392 million; Adjusted Operating Income(1) increased 34% to $137 million
•Diluted EPS of $(6.11); Adjusted EPS(1) of $2.52
•Net cash provided by operating activities of $145 million; Free Cash Flow(1) of $128 million
Full Year Financial Highlights:
•Net revenues increased 1% from the prior year to $3,097 million
◦Streaming revenues increased 35% to $502 million; 11.8 million subscribers as of December 31, 2022
•Operating income of $87 million; Adjusted Operating Income(1) of $738 million
•Diluted EPS of $0.17; Adjusted EPS(1) of $9.21
•Net cash provided by operating activities of $182 million; Free Cash Flow(1) of $103 million

Dollars in thousands, except per share amounts	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net Revenues	$964,520	$803,709	20.0%	$3,096,545	$3,077,608	0.6%
Operating Income (Loss)	$(391,641)	$63,632	(715.5)%	$86,916	$489,922	(82.3)%
Adjusted Operating Income	$137,371	$102,763	33.7%	$738,402	$816,070	(9.5)%

Diluted Earnings (Loss) Per Share	$(6.11)	$0.39	(1666.7)%	$0.17	$5.77	(97.1)%
Adjusted Earnings Per Share	$2.52	$0.54	366.7%	$9.21	$9.64	(4.5)%

Net cash provided by operating activities	$145,243	$99,490	46.0%	$181,834	$143,474	26.7%
Free Cash Flow	$127,756	$72,379	76.5%	$102,605	$71,488	43.5%
(1) See page 6 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results:
(dollars in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Change	2022	2021	Change
Net Revenues:
Domestic Operations	$861,108	$684,886	25.7%	$2,675,142	$2,580,616	3.7%
International and Other	107,633	121,933	(11.7)%	442,525	511,317	(13.5)%
Inter-segment Eliminations	(4,221)	(3,110)	(35.7)%	(21,122)	(14,325)	(47.4)%
Total Net Revenues	$964,520	$803,709	20.0%	$3,096,545	$3,077,608	0.6%

Operating Income (Loss):
Domestic Operations	$(287,426)	$100,001	(387.4)%	$286,517	$617,875	(53.6)%
International and Other	(36,702)	4,802	(864.3)%	3,031	37,167	(91.8)%
Corporate / Inter-segment Eliminations	(67,513)	(41,171)	(64.0)%	(202,632)	(165,120)	(22.7)%
Total Operating Income (Loss)	$(391,641)	$63,632	(715.5)%	$86,916	$489,922	(82.3)%

Adjusted Operating Income (Loss):
Domestic Operations	$153,987	$121,692	26.5%	$789,396	$845,441	(6.6)%
International and Other	13,480	12,517	7.7%	68,989	83,294	(17.2)%
Corporate / Inter-segment Eliminations	(30,096)	(31,446)	4.3%	(119,983)	(112,665)	(6.5)%
Total Adjusted Operating Income	$137,371	$102,763	33.7%	$738,402	$816,070	(9.5)%

Domestic Operations
Fourth Quarter Results:
•Domestic Operations' revenues increased 26% from the prior year to $861 million.
◦Distribution and other revenues increased 45% to $655 million.
▪Content licensing revenues increased 152% to $300 million, due to the timing and availability of deliveries in the period, including the delivery of an AMC Studios produced series to a third party and the early delivery of episodes of The Walking Dead and Fear the Walking Dead.
▪Subscription revenues grew 7% due to increased streaming revenues primarily driven by streaming subscriber growth, partially offset by declines in the linear subscriber universe.
•Streaming revenues increased 41% with quarter end total subscribers of 11.8 million.
•Affiliate revenues declined 7.5% due to basic subscriber declines, partly offset by contractual rate increases.
◦Advertising revenues decreased 12% to $206 million, due to lower linear ratings, softness in the advertising market, and fewer original programming episodes, partly offset by digital and advanced advertising revenue growth.
•Operating loss of $287 million which included restructuring and other related charges related to strategic programming assessments and organizational restructuring costs of $423 million.
•Adjusted Operating Income increased 27% to $154 million, driven by increased revenues and lower levels of marketing investment, partly offset by increased programming investments.
Full Year Results:
•Domestic Operations' revenues increased 4% from the prior year to $2,675 million.
◦Distribution and other revenues increased 9% to $1,887 million.
▪Content licensing revenues increased 18% to $492 million, due to the timing and availability of deliveries, including the delivery of an AMC Studios produced series to a third party.
▪Subscription revenues grew 6% due to increased streaming revenues, primarily driven by streaming subscriber growth, partially offset by declines in the linear subscriber universe.
•Streaming revenues increased 35% to $502 million.
•Affiliate revenues declined 5.8% due to basic subscriber declines, partly offset by contractual rate increases.
◦Advertising revenues decreased 7% to $788 million, due to lower linear ratings, softness in the advertising market, and fewer original programming episodes, partly offset by digital and advanced advertising revenue growth.
•Operating income decreased 54% to $287 million which included restructuring and other related charges related to strategic programming assessments and organizational restructuring costs of $423 million.
•Adjusted Operating Income decreased 7% to $789 million, driven by lower advertising and affiliate revenues, increased programming investments and increased SG&A expense.

International and Other
Fourth Quarter Results:
•International and Other revenues decreased 12% from the prior year to $108 million; or a decrease of 4% excluding the impact of foreign currency translation.
◦Distribution and other revenues decreased 4% to $86 million, due to the unfavorable impact of foreign currency translation at AMCNI, partially offset by the timing of productions at 25/7 Media; or an increase of 3% excluding the impact of foreign currency translation.
◦Advertising revenues decreased 33% to $22 million, due to the wind-down of two channels in the U.K., the unfavorable impact of foreign currency translation at AMCNI, and softer ratings in the U.K.; excluding the impact of foreign currency translation, advertising revenues decreased 24%.
•Operating loss of $37 million which included an impairment charge of $41 million, reflecting a partial write-down of the goodwill associated with AMCNI in addition to restructuring and other related charges related to strategic programming assessments and organizational restructuring costs of $3 million.
•Adjusted Operating Income increased 8% to $13 million, reflecting cost savings related to channel rationalization and contractual rights savings; excluding the impact of foreign currency translation, Adjusted Operating Income increased 4%.
Full Year Results:
•International and Other revenues decreased 14% from the prior year to $443 million; or a decrease of 7% excluding the impact of foreign currency translation.
◦Distribution and other revenues decreased 12% to $359 million, due to the unfavorable impact of foreign currency translation at AMCNI and the timing of productions at 25/7 Media; or a decrease of 6% excluding the impact of foreign currency translation.
◦Advertising revenues decreased 21% to $84 million, due to the wind-down of two channels in the U.K., the unfavorable impact of foreign currency translation at AMCNI, and softer ratings in the U.K.; excluding the impact of foreign currency translation, advertising revenues decreased 12%.
•Operating income decreased 92% to $3 million which included an impairment charge of $41 million, reflecting a partial write-down of goodwill associated with AMCNI in addition to restructuring and other related charges related to strategic programming assessments and organizational restructuring costs of $3 million.
•Adjusted Operating Income decreased 17% to $69 million, driven by decreased revenues, and the unfavorable impact of foreign currency translation at AMCNI; excluding the impact of foreign currency translation, Adjusted Operating Income decreased 15%.

Other Matters

Restructuring and other related charges
On November 28, 2022, the Company commenced a restructuring plan designed to achieve significant cost reductions, encompassing initiatives that include, among other things, strategic programming assessments and organizational restructuring costs. Programming assessments pertain to a broad mix of owned and licensed content, including legacy television series and films that will no longer be in active rotation on the Company’s linear or digital platforms. Restructuring and other related charges recorded in 2022, were primarily related to content impairments of $403.8 million, as well as severance and other personnel costs of $45.2 million. Of the $449.0 million total charge, $423.2 million related to Domestic Operations, $2.9 million related to AMCNI, and $22.9 million related to Corporate.

Impairment and other charges
In December 2022, we performed our annual goodwill impairment test and concluded that the estimated fair value of our AMCNI reporting unit declined to less than its carrying amount. The decrease in the estimated fair value was in response to current and expected trends across the International television broadcasting markets, as well as a decrease in the financial multiples used to estimate the fair value using the market approach. As a result, we recognized an impairment charge of $40.7 million, reflecting a partial write-down of the goodwill associated with the AMCNI reporting unit.

Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended December 31, 2022, the Company did not repurchase any shares. As of December 31, 2022, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.

As of February 10, 2023, the Company had 31,524,521 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.

Please see the Company’s Form 10-K for the year ended December 31, 2022, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see pages 9-10 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 12-13 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 11:00 a.m. ET to discuss its fourth quarter and full year 2022 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films and RLJE Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues, net	$964,520	$803,709	$3,096,545	$3,077,608
Operating expenses:
Technical and operating (excluding depreciation and amortization)	612,434	434,406	1,515,902	1,432,083
Selling, general and administrative	226,373	281,570	896,817	891,734
Depreciation and amortization	27,671	22,620	107,227	93,881
Impairment and other charges	40,717	637	40,717	159,610
Restructuring and other related charges	448,966	844	448,966	10,378
Total operating expenses	1,356,161	740,077	3,009,629	2,587,686
Operating income (loss)	(391,641)	63,632	86,916	489,922
Other income (expense):
Interest expense	(36,677)	(31,399)	(133,762)	(129,073)
Interest income	4,774	2,629	13,326	10,243
Loss on extinguishment of debt	—	—	—	(22,074)
Miscellaneous, net	28	5,580	3,568	25,214
Total other expense	(31,875)	(23,190)	(116,868)	(115,690)
Income (loss) from operations before income taxes	(423,516)	40,442	(29,952)	374,232
Income tax benefit (expense)	144,098	(16,413)	40,980	(94,393)
Net income (loss) including noncontrolling interests	(279,418)	24,029	11,028	279,839
Net (income) loss attributable to noncontrolling interests	14,729	(6,990)	(3,434)	(29,243)
Net income (loss) attributable to AMC Networks’ stockholders	$(264,689)	$17,039	$7,594	$250,596

Net income (loss) per share attributable to AMC Networks’ stockholders:
Basic	$(6.11)	$0.40	$0.18	$5.92
Diluted	$(6.11)	$0.39	$0.17	$5.77

Weighted average common shares:
Basic	43,328	42,518	43,135	42,361
Diluted	43,328	43,755	43,731	43,439

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$(287,426)	$(36,702)	$(67,513)	$(391,641)
Share-based compensation expenses	2,815	2,142	1,167	6,124
Depreciation and amortization	11,872	4,469	11,330	27,671
Restructuring and other related charges	423,205	2,854	22,907	448,966
Impairment and other charges	—	40,717	—	40,717
Cloud computing amortization	6	—	2,013	2,019
Majority owned equity investees AOI	3,515	—	—	3,515
Adjusted operating income (loss)	$153,987	$13,480	$(30,096)	$137,371

	Three Months Ended December 31, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$100,001	$4,802	$(41,171)	$63,632
Share-based compensation expenses	4,972	938	2,852	8,762
Depreciation and amortization	11,347	5,330	5,943	22,620
Restructuring and other related charges	8	810	26	844
Impairment and other charges	—	637	—	637
Cloud computing amortization	—	—	904	904
Majority owned equity investees AOI	5,364	—	—	5,364
Adjusted operating income (loss)	$121,692	$12,517	$(31,446)	$102,763

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$286,517	$3,031	$(202,632)	$86,916
Share-based compensation expenses	12,815	3,900	13,271	29,986
Depreciation and amortization	49,588	18,487	39,152	107,227
Restructuring and other related charges	423,205	2,854	22,907	448,966
Impairment and other charges	—	40,717	—	40,717
Cloud computing amortization	23	—	7,319	7,342
Majority owned equity investees AOI	17,248	—	—	17,248
Adjusted operating income (loss)	$789,396	$68,989	$(119,983)	$738,402

	Twelve Months Ended December 31, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$617,875	$37,167	$(165,120)	$489,922
Share-based compensation expenses	22,077	3,627	22,221	47,925
Depreciation and amortization	48,025	19,807	26,049	93,881
Restructuring and other related charges	2,516	6,083	1,779	10,378
Impairment and other charges	143,000	16,610	—	159,610
Cloud computing amortization	—	—	2,406	2,406
Majority owned equity investees AOI	11,948	—	—	11,948
Adjusted operating income (loss)	$845,441	$83,294	$(112,665)	$816,070

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Capitalization	December 31, 2022
Cash and cash equivalents	$930,002

Credit facility debt (a)	$641,250
Senior notes (a)	2,200,000
Total debt	$2,841,250

Net debt	$1,911,248

Finance leases	23,235
Net debt and finance leases	$1,934,483

	Twelve Months Ended December 31, 2022
Operating Income (GAAP)	$86,916
Share-based compensation expense	29,986
Depreciation and amortization	107,227
Restructuring and other related charges	448,966
Impairment and other charges	40,717
Cloud computing amortization	7,342
Majority owned equity investees AOI	17,248
Adjusted Operating Income (Non-GAAP)	$738,402

Leverage ratio (b)	2.6	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended December 31, 2022. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$145,243	$99,490	$181,834	$143,474
Less: capital expenditures	(10,762)	(12,603)	(44,272)	(42,572)
Less: distributions to noncontrolling interests	(6,725)	(14,508)	(34,957)	(29,414)
Free cash flow	$127,756	$72,379	$102,605	$71,488

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share

	Three Months Ended December 31, 2022
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income (loss) attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(423,516)	$144,098	$14,729	$(264,689)	$(6.11)
Adjustments:
Amortization of acquisition-related intangible assets	10,274	(1,911)	(1,680)	6,683	0.15
Restructuring and other related charges	448,966	(99,285)	(21,846)	327,835	7.57
Impairment and other charges	40,717	—	—	40,717	0.94
Loss on extinguishment of debt	—	—	—	—	—
Dilutive share basis difference - GAAP vs. Adjusted(1)	—	—	—	—	(0.03)
Adjusted Results (Non-GAAP)	$76,441	$42,902	$(8,797)	$110,546	$2.52

(1) For the reconciliation of Adjusted EPS to GAAP EPS, the item “Dilutive share basis difference - GAAP vs. Adjusted” represents the impact of the adjustments from a net loss to net income position, which required a change in the dilutive shares outstanding to reflect additional dilutive shares associated with restricted stock units that were considered anti-dilutive on a GAAP basis.

	Three Months Ended December 31, 2021
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$40,442	$(16,413)	$(6,990)	$17,039	$0.39
Adjustments:
Amortization of acquisition-related intangible assets	9,995	(1,613)	(2,952)	5,430	0.12
Restructuring and other related charges	844	(394)	—	450	0.01
Impairment and other charges	637	171	—	808	0.02
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$51,918	$(18,249)	$(9,942)	$23,727	$0.54

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share

	Twelve Months Ended December 31, 2022
	Income (loss) from operations before income taxes	Income tax (expense) benefit	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$(29,952)	$40,980	$(3,434)	$7,594	$0.17
Adjustments:
Amortization of acquisition-related intangible assets	41,469	(8,073)	(6,720)	26,676	0.61
Restructuring and other related charges	448,966	(99,285)	(21,846)	327,835	7.50
Impairment and other charges	40,717	—	—	40,717	0.93
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$501,200	$(66,378)	$(32,000)	$402,822	$9.21

	Twelve Months Ended December 31, 2021
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$374,232	$(94,393)	$(29,243)	$250,596	$5.77
Adjustments:
Amortization of acquisition-related intangible assets	39,072	(6,274)	(11,880)	20,918	0.48
Restructuring and other related charges	10,378	(1,813)	12	8,577	0.20
Impairment and other charges	159,610	(37,907)	—	121,703	2.80
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$605,366	$(145,644)	$(41,111)	$418,611	$9.64